Exhibit 99.1

Selective Reports Second Quarter 2017 Net Income per Diluted Share of $0.70 and Operating Income1 per Diluted Share of $0.68

In the second quarter of 2017:

•	Net premiums written grew 6%
•	GAAP combined ratio was 94.7%
•	Statutory combined ratio was 93.1%
•	After-tax net investment income was $30.3 million
•	Annualized return on average equity (“ROE”) was 10.2% and operating ROE[1] was 9.9%

Branchville, NJ – July 26, 2017 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the second quarter ended June 30, 2017. Net income per diluted share was $0.70, compared to $0.74 a year ago, and operating income1 per diluted share was $0.68, compared to $0.72 a year ago.

“Our solid results this year reflect the successful execution of our strategy to generate disciplined and profitable growth. We reported a profitable second quarter statutory combined ratio of 93.1%,” said Gregory E. Murphy, Chairman and Chief Executive Officer. “Our net premiums written growth of 6% was driven by renewal pure price increases of 3.0% in our standard lines, new standard lines business opportunities, and overall growth in E&S. For the first six months of 2017, our statutory combined ratio was an excellent 91.4%, net premiums written were up 6%, after-tax net investment income grew 23% to $57.8 million, and our annualized operating ROE was 11.5%.”

Mr. Murphy continued, “Effective July 1, we began quoting new business in Arizona and New Hampshire, where our respective 16 and 9 appointed agents control about 25% of the available commercial lines premium. We continue to invest in our franchise value by enhancing our relationships with “ivy-league” distribution partners, implementing sophisticated underwriting tools and technologies, and providing superior experience to our customers and agents through our best-in-class employees.”

Operating Highlights

	Quarter Ended		Change	Year Ended		Change
Consolidated Financial Results	June 30,			June 30,
$ in millions, except per share data	2017	2016		2017	2016
Net premiums written	$613.8	$578.1	6%	$1,212.5	$1,143.5	6%
Net premiums earned	$568.0	$531.9	7%	$1,128.9	$1,054.4	7%
Net investment income earned	$41.4	$31.2	33%	$78.8	$62.0	27%
Net realized gains (losses), pre-tax	$1.7	$1.8	(2)%	$0.7	$(0.9)	173%
Total revenues	$614.5	$568.7	8%	$1,215.0	$1,120.2	8%
Net underwriting income, after-tax	$19.7	$28.5	(31)%	$51.7	$55.1	(6)%
Net investment income, after-tax	$30.3	$23.5	29%	$57.8	$47.1	23%
Net income	$41.4	$43.6	(5)%	$91.9	$80.6	14%
Operating income[1]	$40.3	$42.5	(5)%	$91.4	$81.2	13%
GAAP combined ratio	94.7%	91.8%	2.9 pts	93.0%	92.0%	1.0 pt
Statutory combined ratio	93.1%	90.1%	3.0 pts	91.4%	90.4%	1.0 pt
Catastrophe losses	5.2 pts	1.6 pts	3.6 pts	3.7 pts	2.2 pts	1.5 pts
Non-catastrophe property losses	12.9 pts	12.1 pts	0.8 pts	12.8 pts	12.4 pts	0.4 pts
(Favorable) prior year statutory reserve development on casualty lines	(2.5) pts	(1.9) pts	(0.6) pts	(2.5) pts	(2.6) pts	0.1 pts
Net income per diluted share	$0.70	$0.74	(5)%	$1.55	$1.38	12%
Operating income per diluted share[1]	$0.68	$0.72	(6)%	$1.54	$1.39	11%
Weighted average diluted shares	59.2M	58.6M	1%	59.2M	58.6M	1%
Book value per share				$28.32	$26.86	5%

Standard Commercial Lines

Standard Commercial Lines premiums, which represent 78% of total second quarter 2017 net premiums written, were up 7% compared to the second quarter of 2016. This growth reflects strong renewal pure price increases of 3.1%, retention of 83%, and a 3% increase in new business to $98 million. The quarter’s statutory combined ratio was 90.6%, up 2.0 points from a year ago, reflecting an increase of 2.9 points in catastrophe losses and an increase of 0.8 points of non-catastrophe losses, which was partially offset by a 1.0 point increase in favorable prior year casualty reserve development. In addition, the expense ratio was 1.1 points lower than in the second quarter of 2016.

	Quarter Ended		Change	Year Ended		Change
Standard Commercial Lines	June 30,			June 30,
$ in millions, statutory results	2017	2016		2017	2016
Net premiums written	$478.9	$449.0	7%	$962.5	$904.1	6%
Net premiums earned	$443.6	$411.3	8%	$882.0	$814.2	8%
GAAP combined ratio	92.2%	90.2%	2.0 pts	91.2%	91.3%	(0.1) pts
Statutory loss & loss expense ratio	56.9%	53.8%	3.1 pts	56.0%	54.5%	1.5 pts
Statutory underwriting expense ratio	33.3%	34.4%	(1.1) pts	33.3%	34.2%	(0.9) pts
Statutory dividends to policyholders ratio	0.4%	0.4%	-	0.2%	0.4%	(0.2) pts
Statutory combined ratio	90.6%	88.6%	2.0 pts	89.5%	89.1%	0.4 pts
Catastrophe losses	3.8 pts	0.9 pts	2.9 pts	2.7 pts	1.9 pts	0.8 pts
(Favorable) prior year statutory reserve development on casualty lines	(3.9) pts	(2.9) pts	(1.0) pt	(3.8) pts	(3.7) pts	(0.1) pts

Standard Personal Lines

Standard Personal Lines premiums, which represent 13% of total second quarter 2017 net premiums written, increased 3% compared to the second quarter of 2016, largely driven by a 37% increase in new business to $13 million. The statutory combined ratio in the second quarter was 105.9%, a 16.0-point increase from the same period last year. Catastrophe losses were 13.0 points compared to 3.0 points in the second quarter of 2016. In addition, adverse prior year casualty reserve development of $3 million added 4.2 points to the combined ratio compared to no prior year casualty reserve development in the second quarter of 2016.

	Quarter Ended		Change	Year Ended		Change
Standard Personal Lines	June 30,			June 30,
$ in millions, statutory results	2017	2016		2017	2016
Net premiums written	$78.1	$75.6	3%	$142.8	$137.5	4%
Net premiums earned	$71.7	$70.8	1%	$142.9	$141.0	1%
GAAP combined ratio	108.0%	91.4%	16.6 pts	100.5%	89.6%	10.9 pts
Statutory loss & loss expense ratio	76.4%	59.6%	16.8 pts	69.3%	58.1%	11.2 pts
Statutory underwriting expense ratio	29.5%	30.3%	(0.8) pts	30.5%	32.0%	(1.5) pts
Statutory combined ratio	105.9%	89.9%	16.0 pts	99.8%	90.1%	9.7 pts
Catastrophe losses	13.0 pts	3.0 pts	10.0 pts	9.3 pts	3.1 pts	6.2 pts
Unfavorable prior year statutory reserve development on casualty lines	4.2 pts	-	4.2 pts	3.5 pts	-	3.5 pts

Excess and Surplus Lines

Excess and Surplus Lines premiums, which account for 9% of total second quarter 2017 net premiums written, increased by 6% in the second quarter of 2017. The principal drivers of this growth were a 3.7% overall price increase coupled with higher retention rates. The statutory combined ratio for the second quarter was 97.0%, down 5.7 points from a year ago, primarily due to no prior year casualty reserve development, which was 4.0 points unfavorable a year ago.

	Quarter Ended		Change	Year Ended		Change
Excess and Surplus Lines	June 30,			June 30,
$ in millions, statutory results	2017	2016		2017	2016
Net premiums written	$56.8	$53.6	6%	$107.2	$101.9	5%
Net premiums earned	$52.8	$49.8	6%	$104.0	$99.2	5%
GAAP combined ratio	97.5%	105.1%	(7.6) pts	97.2%	101.1%	(3.9) pts
Statutory loss & loss expense ratio	64.3%	69.6%	(5.3) pts	63.2%	69.3%	(6.1) pts
Statutory underwriting expense ratio	32.7%	33.1%	(0.4) pts	33.3%	31.3%	2.0 pts
Statutory combined ratio	97.0%	102.7%	(5.7) pts	96.5%	100.6%	(4.1) pts
Catastrophe losses	5.7 pts	5.4 pts	0.3 pts	4.2 pts	3.2 pts	1.0 pt
Unfavorable prior year statutory reserve development on casualty lines	-	4.0 pts	(4.0) pts	-	3.0 pts	(3.0) pts

Investment Income

After-tax investment income in the second quarter was $30 million, up 29% compared to a year ago. The improvement was driven by higher yields on our core fixed income portfolio. In addition, our alternative investment portfolio generated $5.2 million in pre-tax income compared to a $0.6 million loss in the second quarter of 2016. After-tax new money yields averaged 2.2% during the quarter.

	Quarter Ended		Change	Year Ended		Change
Investments	June 30,			June 30,
$ in millions, except per share data	2017	2016		2017	2016
Net investment income earned, after-tax	$30.3	$23.5	29%	$57.8	$47.1	23%
Net investment income per share	$0.51	$0.40	28%	$0.98	$0.80	23%
Effective tax rate	26.9%	24.6%	2.3 pts	26.8%	24.0%	2.8 pts
Average yields:
Fixed Income Securities:
Pre-tax				3.0%	2.7%	0.3 pts
After-tax				2.2%	2.0%	0.2 pts
Portfolio:
Pre-tax				2.9%	2.4%	0.5 pts
After-tax				2.1%	1.8%	0.3 pts

Balance Sheet

Balance Sheet	June 30,	December 31,	Change
$ in millions, except per share data	2017	2016
Total assets	$7,528.2	$7,355.8	2%
Total investments	$5,503.0	$5,364.9	3%
Long-term debt	$438.9	$438.7	-
Stockholders’ equity	$1,652.6	$1,531.4	8%
Invested assets per dollar of stockholders’ equity	$3.33	$3.50	(5)%
Statutory surplus	$1,653.2	$1,583.8	4%
Book value per share	$28.32	$26.42	7%

The increase in book value per share reflects net income and unrealized gains on our investment portfolio, partially offset by dividends to shareholders.

Selective’s Board of Directors declared a $0.16 per share quarterly cash dividend on common stock that is payable September 01, 2017, to stockholders of record as of August 15, 2017.

Guidance

After two quarters of better than expected results, we are revising our full-year expectations to the following:

•	A statutory combined ratio excluding catastrophe losses, of 89.5%, an improvement of 100 basis points from our original guidance. This assumes no additional prior year casualty reserve development;
•	Catastrophe losses of 3.5 points;
•	After-tax investment income of $113 million, up from our original guidance of $110 million; and
•	Weighted average shares outstanding of 59.2 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 10:00 a.m. ET, on Thursday, July 27, 2017 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on August 28, 2017.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.Selective.com.

1Reconciliation of Net Income to Operating Income and Certain Other Non-GAAP Measures

Operating income, operating income per diluted share, and operating return on equity differ from net income, net income per diluted share, and return on equity, respectively, by the exclusion of after-tax net realized gains and losses on investments and the results of discontinued operations, if any. They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses in any given period is largely discretionary as to timing. In addition, these net realized investment gains and losses, as well as other-than-temporary investment impairments that are charged to earnings and the results of discontinued operations, could distort the analysis of trends. These operating measurements are not intended as a substitute for net income, earnings per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income, net income per diluted share, and return on equity to operating income, operating income per diluted share, and operating return on equity, respectively, are provided in the tables below. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and, therefore, is not reconciled to GAAP.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Operating Income

$ in millions	Quarter Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	$41.4	$43.6	$91.9	$80.6
Exclude: Net realized (gains) losses	$(1.7)	$(1.8)	$(0.7)	$0.9
Exclude: Tax on net realized (gains) losses	$0.6	$0.7	$0.2	$(0.3)
Operating income	$40.3	$42.5	$91.4	$81.2

Reconciliation of Net Income per Diluted Share to Operating Income per Diluted Share

	Quarter Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income per diluted share	$0.70	$0.74	$1.55	$1.38
Exclude: Net realized (gains) losses	$(0.03)	$(0.03)	$(0.01)	$0.02
Exclude: Tax on net realized (gains) losses	$0.01	$0.01	-	$(0.01)
Operating income per diluted share	$0.68	$0.72	$1.54	$1.39

Reconciliation of ROE and Operating ROE

	Quarter Ended		Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
Return on average equity	10.2%	11.5%	11.5%	10.9%
Exclude: Net realized (gains) losses	(0.4)%	(0.5)%	(0.1)%	0.1%
Exclude: Tax on net realized (gains) losses	0.1%	0.2%	0.1%	-
Operating return on average equity	9.9%	11.2%	11.5%	11.0%

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;
•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and, therefore, statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•	the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods, and fires;
•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;
•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s and Fitch;
•	our entry into new markets and businesses; and
•	other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact:	Media Contact:
Rohan Pai	Jamie M. Beal
973-948-1364	973-948-1234
Rohan.Pai@Selective.com	Jamie.Beal@Selective.com

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

www.Selective.com